SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                           FORM 8-K
                        CURRENT REPORT
                Pursuant to Section 13 or 15(d)
            of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 20, 1996
                 Commission file number 0-6237
                  THE ZIEGLER COMPANIES, INC.
    (Exact name of registrant as specified in its charter)
           Wisconsin                             39-1148883
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)             Identification No.)
       215 North Main Street, West Bend, Wisconsin 53095
 (Address of principal executive offices)          (Zip Code)
Registrant's telephone number, including area code:  (414) 334-5521
Item 2.Disposition of Assets.
          On December 20, 1996, The Ziegler Companies, Inc.
("registrant") (AMEX Symbol ZCO) closed on the sale of its wholly-owned subsidiary, Ziegler Leasing Corporation. Ziegler Leasing Corporation leases diagnostic, laboratory and operating equipment to hospitals, clinics and other healthcare providers, and leases a variety of commercial equipment to financial institutions, insurance companies and manufacturing concerns. The registrant previously announced its intention to enter into this transaction in its Form 8-K filing dated November 1, 1996. The registrant received $17,070,202 as the purchase price in cash at closing, which amount is subject to post-closing adjustments. The purchaser was General Electric Capital Corporation.
     The amount of consideration was determined by arms-length negotiation between unrelated parties, and was based, among other things, on the balance sheet of Ziegler Leasing Corporation on the day of closing.
Certain changes to the balance sheet of Ziegler Leasing Corporation made as the result of the post-closing audit procedure described in the Stock Purchase Agreement ("Agreement") can result in adjustments to the purchase price paid at closing. The description of the sale transaction in this Form 8-K is qualified in its entirety by reference to the Agreement, dated December 20, 1996, which is attached hereto as Exhibit 2.
Item 7.Financial Statements and Information.
     The following pro forma condensed consolidated financial statements of the registrant are filed with this report:
          Pro forma consolidated balance sheet
           as of September 30, 1996
          Pro forma consolidated condensed
           income statement
               Year ended December 31, 1995
               Nine months ended September 30, 1996
     The pro forma consolidated balance sheet of registrant as of
September 30, 1996 reflects the financial position of the registrant, after giving effect to the disposition of the stock of Ziegler Leasing Corporation described in Item 2, and assumes that the disposition took
place on September 30, 1996.   The pro forma consolidated condensed income
statement for the year ended December 31, 1995, and for the nine months ended September 30, 1996, assume that the disposition of the stock occurred as of the beginning of each of those respective periods, and are based on the operations of the registrant for the year ended December 31, 1995 and the nine months ended September 30, 1996.
     The unaudited pro forma condensed consolidated financial statements have been prepared by registrant based upon assumptions deemed by it to be proper, are shown for illustrative purposes only, and are not necessarily indicative of the future financial position or future results of operations of the registrant, or of the financial position or results of operations of the registrant which would have actually occurred had the sale of stock described in Item 2 been in effect as of the date or for the periods presented. In addition, it should be noted that the registrant's financial statements will reflect the disposition only from December 20, 1996, the closing date of the sale. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the registrant.
Exhibit No.
   2.     Stock Purchase Agreement ("Agreement"), dated as of December
          20, 1996, by and between the registrant and General Electric Capital Corporation. The Agreement is incorporated by reference from Exhibit 10.1 to the Form 8-K filed by Ziegler Leasing Corporation on December 31, 1996, Commission File No. 033-43082.
                          SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                THE ZIEGLER COMPANIES, INC.
                                By: /s/ Peter D. Ziegler
                                     Peter D. Ziegler
                                     President and CEO
                                By: /s/ Lynn R. Van Horn
                                     Lynn R. Van Horn
                                     Senior Vice President - Finance
Dated:  January 6, 1997
               THE ZIEGLER COMPANIES, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED BALANCE SHEET
                         AS OF SEPTEMBER 30, 1996
                                (Unaudited)

                                                  Pro Forma
                                     Historical  Adjustments   Pro Forma
                                                  (Note A)
ASSETS
Cash (Note B)                      $  3,366,691 $ 19,179,943  $ 22,546,634
 Short-term investments               4,854,831   (1,373,516)    3,481,315
 Bonds due and called as of
  October 1, 1996                     7,306,361            -     7,306,361
     Total cash and
      cash equivalents               15,527,883   17,806,427    33,334,310
 Securities inventory                15,407,034            -    15,407,034
 Accounts receivable --
  securities sales                    5,165,231            -     5,165,231
 Accounts receivable -- other         6,409,726   (1,365,444)    5,044,282
 Investment in and receivables
   from affiliates                    2,666,159     (131,755)    2,534,404
 Investment in leases                46,393,953  (38,046,935)    8,347,018
 Receivable for purchase
  of leveraged lease equipment          589,342     (589,342)            -
 Notes receivable (Note C)           24,867,167     (696,208)   24,170,959
 Land, buildings and equipment,
  at cost, net of accumulated
  depreciation of $15,125,789         7,235,054      (67,305)    7,167,749
 Deferred income tax benefit
  (Note D)                                    -    1,065,000     1,065,000
 Other assets                         8,631,067     (445,264)    8,185,803
      Total assets                 $132,892,616 $(22,470,826) $110,421,790
LIABILITIES AND
STOCKHOLDERS' EQUITY
 Short-term notes payable          $ 14,900,384            -    14,900,384
 Payable to customers                 3,917,397            -     3,917,397
 Payable to broker-dealers              363,268            -       363,268
 Accounts payable                     1,544,228     (481,774)   (1,062,454)
 Dividends payable                      316,624            -       316,624
 Accrued income taxes                   647,737     (162,534)      485,203
 Deferred income taxes (Note D)       5,035,000   (5,035,000)            -
 Notes payable                        9,187,490   (5,787,625)    3,399,865
 Bonds payable                       36,197,886  (10,000,000)   26,197,886
 Other liabilities and
  deferred items                      7,663,314   (1,003,893)    6,659,421
     Total liabilities               79,773,328  (22,470,826)   57,302,502
Commitments
Stockholders' equity
 Common stock, $1.00 par,
 authorized 7,500,000 shares,
 issued 3,544,030 shares              3,544,030            -     3,544,030
 Additional paid-in capital           5,968,684            -     5,968,684
 Retained earnings                   61,340,036            -    61,340,036
 Treasury stock, at cost,
  1,108,458 shares                  (17,161,828)           -   (17,161,828)
 Unearned compensation                 (571,634)           -      (571,634)
     Total stockholders' equity      53,119,288            -    53,119,288
     Total liabilities and
      stockholders' equity         $132,892,616 $(22,470,826) $110,421,790

The accompanying notes to the pro forma financial statements are an integral part of this balance sheet.
               THE ZIEGLER COMPANIES, INC. AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (Unaudited)

                                                  Pro Forma
                                     Historical  Adjustments   Pro Forma
                                                  (Note A)
Revenues:
 Investment banking and
  commission income                 $21,232,183  $         -   $21,232,183
 Interest and dividends
  (Notes B and C)                     3,456,551      447,192     3,903,743
 Lease income                         6,369,672   (5,743,018)      626,654
 Gross profit on
  chemical products                   3,032,692            -     3,032,692
 Insurance agency                       787,048            -       787,048
 Other                                5,024,557     (778,345)    4,246,212
     Total revenues                  39,902,703   (6,074,171)   33,828,532
Expenses:
 Employee compensation and
  benefits                           17,417,138     (526,890)   16,890,248
 Commission and clearing fees           722,851            -       722,851
 Communications                       2,084,599      (88,671)    1,995,928
 Occupancy and equipment              6,344,745   (2,921,076)    3,423,669
 Promotional                          1,777,694     (194,636)    1,583,058
 Professional and regulatory            531,893      (70,356)      461,537
 Interest (Note E)                    3,849,814   (1,513,656)    2,336,158
 Other operating expenses             4,692,383     (431,969)    4,260,414
     Total expenses                  37,421,117   (5,747,254)   31,673,863
Income before income taxes            2,481,586     (326,917)    2,154,669
Provision for income taxes
 (Note F)                               852,000     (112,000)      740,000
     Net income                     $ 1,629,586  $  (214,917)  $ 1,414,669
Net income per share of common stock      $ .68        $(.09)        $ .59
Weighted average number of common
 shares outstanding                   2,397,439    2,397,439     2,397,439

The accompanying notes to the pro forma financial statements are an integral part of this statement.
               THE ZIEGLER COMPANIES, INC. AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                   FOR THE YEAR ENDED DECEMBER 31, 1995
                                (Unaudited)

                                                  Pro Forma
                                     Historical  Adjustments   Pro Forma
                                                  (Note A)
Revenues:
 Investment banking and
  commission income                $30,642,641  $         -   $30,642,641
 Interest and dividends
 (Notes B and C)                     4,327,412      675,313     5,002,725
 Lease income                        9,656,436   (8,779,194)      877,242
 Gross profit on
  chemical products                  3,762,466            -     3,762,466
 Insurance agency                      951,085            -       951,085
 Other                               5,869,128     (699,555)    5,169,573
     Total revenues                 55,209,168   (8,803,436)   46,405,732
Expenses:
 Employee compensation
  and benefits                      22,329,471     (554,456)   21,775,015
 Commission and clearing fees          820,472            -       820,472
 Communications                      2,660,151      (97,388)    2,562,763
 Occupancy and equipment             8,773,624   (4,522,045)    4,251,579
 Promotional                         2,115,780     (219,516)    1,896,264
 Professional and regulatory           901,396     (103,253)      798,143
 Interest (Note E)                   5,568,541   (2,229,496)    3,339,045
 Other operating expenses            5,703,212     (636,237)    5,066,975
     Total expenses                 48,872,647   (8,362,391)   40,510,256
Income before income taxes           6,336,521     (441,045)    5,895,476
Provision for income taxes
 (Note F)                            2,292,200     (153,000)    2,139,200
     Net income                    $ 4,044,321  $  (288,045)  $ 3,756,276
Net income per share of
 common stock                            $1.69        $(.12)        $1.57
Weighted average number of
 common shares outstanding           2,391,968    2,391,968     2,391,968

The accompanying notes to the pro forma financial statements are an integral part of this statement.
         THE ZIEGLER COMPANIES, INC. AND SUBSIDIARIES
            NOTES TO PRO FORMA FINANCIAL STATEMENTS
                          (Unaudited)
Note A - On December 20, The Ziegler Companies, Inc. (the "Parent") sold its wholly-owned subsidiary, Ziegler Leasing Corporation ("ZLC"). The pro forma financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.
Except as explained in subsequent Notes, the Pro Forma Adjustments reflect the removal of ZLC balances from the historical, consolidated balances.
ZLC is a separate corporation, therefore, all its account balances can be directly identified. Intercompany transactions consist of interest expense paid to Parent and fee revenues earned by ZLC in connection with managing and servicing the lease portfolio of an affiliate.
Note B - The pro forma increase in Cash reflects the sales price, net of income taxes, of approximately $11,000,000, plus reimbursement from the purchaser of approximately $8,200,000 of intercompany loans due Parent by ZLC. The cash is assumed to be reinvested in fixed income securities at 5.75% in 1996 and 6.50% in 1995 yielding approximately $827,000 and $1,247,000, respectively, of interest income which is reflected in the pro forma consolidated condensed income statements.
Note C - ZLC had approximately $5,191,000 of notes payable to an affiliate at September 30, 1996. These notes were properly eliminated in the Historical Consolidated Balance Sheet balances. Effective with the sale of ZLC, however, the notes payable are no longer intercompany transactions.
As a result, $5,191,000 has been added to Notes Receivable on the Pro Forma Consolidated Balance Sheet.
During 1995 and during the first nine months of 1996, ZLC incurred interest expense on the notes payable to affiliates described above of approximately $82,000 and $263,000, respectively. Consistent with the preceding paragraph, these amounts were added to the Pro Forma Adjustments to the Interest and Dividend revenue balances of the pro forma consolidated condensed income statements.
Note D - The removal of ZLC's net deferred tax liabilities from the historical balance resulted in a net consolidated deferred tax benefit.
This deferred tax benefit was reclassified as an asset.
Note E - ZLC incurred interest expense of approximately $660,000 in 1995 and $390,000 during the first nine months of 1996 on loans from Parent.
The source of funds for these loans from Parent came from the issuance by Parent of its short-term commercial paper to unaffiliated investors. It is Parent's intent to keep this commercial paper outstanding after the sale of ZLC. As a result, the interest expense was not removed from the historical expense balances.
Note F - The provision for income taxes was adjusted for the Federal and state income tax effect of the pro forma adjustments discussed in Notes B, C and E. An effective rate of 39% was used for these adjustments.